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Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-8 of our report dated December 24, 2002, except for Note 7 which is dated January 10, 2003, related to the financial statements of Bankruptcy Services LLC as of September 30, 2002, December 31, 2001, 2000 and 1999 and for the nine-month period ended September 30, 2002 and each of the two years in the period ended December 31, 2001, included in the Current Report of EPIQ Systems, Inc. on Form 8-K/A as filed with the SEC on March 25, 2003.

/s/ Hays & Company LLP

New York, New York
July 17, 2003

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  Exhibit 23.3
INDEPENDENT AUDITOR'S CONSENT